                                                                    Exhibit 10.4

NOTICE TO CLERK: This instrument encumbers property located within and without the Commonwealth of Virginia, and the proportion of the debt secured by Virginia real property is 11.98% or $10,273,449.00. Recordation taxes have been paid in connection with the deeds of trust being modified herein on debt in the principal amount of $10,755,000.00. As a result, this instrument is exempt from recordation taxes pursuant to Sections 58.1-803 (B), 58.1-803 (D) and 58.1-809 of the Code of Virginia (1950), as amended, and Section 630-14-803 (B) of the Virginia Recordation Tax Regulations (September 19, 1984).

THIS IS A CREDIT LINE DEED OF TRUST within the meaning of Section 55-58.2 of the Code of Virginia (1950), as amended. For the purposes of, and to the extent required by, such section, (i) the name of the noteholder secured by the Deed of Trust is First Union National Bank, (ii) the address of such noteholder is set forth below, and (iii) the maximum aggregate amount of principal to be secured hereunder at any one time is $85,755,000.

Tax Map Parcel #s   Frederick County: 63-A-87, 63-A-110, 63-A-110A and 63-1-110C
                    City of Winchester: 371-01-1



                             MODIFIED DEED OF TRUST,

                               SECURITY AGREEMENT

                                       AND

                         ASSIGNMENT OF LEASES AND RENTS

                                   Granted By
                                TREX COMPANY, LLC
                                -----------------
                      a Delaware limited liability company
                   (for purposes of recording, the "Grantor")

                                       To

                                   TRSTE, INC.
                             A Virginia corporation
                   (for purposes of recording, the "Grantee")

                                     Trustee

                                    Securing

                           FIRST UNION NATIONAL BANK,
                            -------------------------
                         A National Banking Association
                   (for purposes of recording, the "Grantee")


This Document was Prepared By:                        Dated September 30, 2001
Fiona M. Tower
Kutak Rock LLP
1111 East Main Street, Suite 800
Richmond, Virginia  23219

                 TO FILING OFFICER, AFTER RECORDATION RETURN TO:
                                 Fiona M. Tower
                                 KUTAK ROCK LLP
                        1111 East Main Street, Suite 800
                            Richmond, Virginia 23219


To Be Recorded In the Land
Records Offices of the City
Of Winchester, Virginia and
Frederick County, Virginia.





                             MODIFIED DEED OF TRUST,
                               SECURITY AGREEMENT
                                       AND
                         ASSIGNMENT OF LEASES AND RENTS

                                   Granted By

                               TREX COMPANY, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY




                                       To


                                   TRSTE, INC.
                             A VIRGINIA CORPORATION

                                     Trustee

                                 DEFINITIONS

      As used throughout this Deed of Trust, the following terms shall have the following meanings:

      "Act" shall have the meaning as set forth in Section 1.16 of this Deed of Trust;

      "Beneficiary" shall mean First Union National Bank, a National Banking Association, its successors and assigns;

      "Clerk's Office" shall mean collectively the Office of the Clerk of the Circuit Court for Winchester, Virginia and Frederick County, Virginia;

      "Code" shall mean the Code of Virginia of 1950, as amended and now enacted;

      "Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement between Grantor, Trex Company, Inc. and Beneficiary dated as of the date hereof;

      "Deed of Trust" shall mean this deed of trust, security agreement and assignment of leases and rents granted by the Grantor to the Trustees;

      "Easement" shall have the meaning as set forth in Section 7.1 of this Deed of Trust;

      "Event of Default" shall mean, individually, and "Events of Default" shall mean, collectively, those items as listed in Article III of this Deed of Trust, which shall entitle the Trustees or the Beneficiary to exercise all rights and remedies provided in Article IV of this Deed of Trust;

      "Grantor" shall mean Trex Company, LLC;

      "Hazard" shall have the meaning as set forth in Section 1.16 of this Deed of Trust;

      "Improvements" shall mean all buildings, structures, improvements and replacements, now or hereafter existing on or to be erected upon the Land and any and all landscaping and related amenities and facilities;

      "Land" shall mean all those certain parcels of land situated in the City of Winchester, and Frederick County, Virginia, as more particularly described on Exhibit "A" attached to this Deed of Trust and made a part thereof;

      "Leases" shall have the meaning as set forth in Section 6.1 of this Deed of Trust;

      "Loan" shall mean the financing extended by the Beneficiary to the Grantor and Trex Company, Inc. as more particularly described in the Credit Agreement and evidenced by the Promissory Note;

      "Loan Documents" shall mean the Promissory Note, the Deed of Trust, the Credit Agreement and such other documents and writings executed and delivered by Grantor and such other signatory parties to the Beneficiary, evidencing, securing or otherwise documenting the terms and conditions of the Loan, as the Promissory Note, the Deed of Trust, and such other documents may be amended, modified, replaced or amended and restated in their entirety in the future;

      "Obligations" shall have the meaning as set forth in the granting clause of this Deed of Trust;

      "Personalty" shall have the meaning as set forth in the granting clause of this Deed of Trust;

      "Promissory Note" shall mean collectively, the term note in the original principal amount of $3,780,000, the term note in the original principal amount of $1,035,000, the term note in the original principal amount of $5,940,000; the term note in the original principal amount of $58,000,000 and the revolving note in the maximum principal amount of $17,000,000 between Grantor and Trex Company, Inc., as Borrower, and Beneficiary, all dated as of the date hereof;

      "Real Property" shall mean the Land and the Improvements;

      "Rent" shall have the meaning as set forth in Section 6.1 of this Deed of Trust;

      "Secured Property" shall have the meaning as set forth in the granting clause of this Deed of Trust;

      "Trustees" shall mean TRSTE, Inc., a Virginia corporation.

                             MODIFIED DEED OF TRUST,
                               SECURITY AGREEMENT
                                       AND
                         ASSIGNMENT OF LEASES AND RENTS


      THIS MODIFIED DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (the "Deed of Trust") is made and granted as of the 30th day of September, 2001, by TREX COMPANY, LLC, a Delaware limited liability company, with an address of 160 Exeter Drive, Winchester, Virginia 22603-8605 (the "Grantor"), to TRSTE, INC., a Virginia corporation with an address of 201 South Jefferson Street, Roanoke, Virginia 24011 ("Trustee").

                                   RECITALS

      A. By the following Deeds of Trust (collectively, the "Original Deed of Trust"), Grantor has granted the Land to Beneficiary:

      1. Deed of Trust and Absolute Assignment of Rents dated June 15, 1998 and recorded in the Clerk's Office of the Circuit Court of Frederick County, Virginia in Deed Book 907 Page 1044 securing debt in the original principal amount of $3,780,000.00;

      2. Deed of Trust and Absolute Assignment of Rents dated November 20, 1998 and recorded in the Circuit Court Clerk's Office of Frederick County, Virginia, in Deed Book 921, Page 1235, securing debt in the original principal amount of $1,035,000.00;

      3. Deed of Trust and Absolute Assignment of Leases dated August 15, 2000 and recorded in the Circuit Court Clerk's Offices of the City of Winchester, Virginia at Deed Book 305, Page 1445, and Frederick County, Virginia at Deed Book 973, Page 477, securing debt in the original principal amount of $5,940,000.00.

      B. Grantor, Trustee and Beneficiary wish to modify the Original Deed of Trust to secure payment and performance of the Obligations, as defined herein.

      C. The Grantor holds fee simple title to the Land and conveys its fee simple interest in the Land and other Secured Property, as provided further herein as security for the payment and performance of all obligations of the Grantor secured by this Deed of Trust.

      D. In addition to the Notes and this Deed of Trust, the Loan is further evidenced by the other Loan Documents, as such Loan Documents may be amended, modified, replaced or amended and restated in their entirety in the future.

      NOW THEREFORE, the parties hereto do hereby agree that the Original Deed of Trust is hereby modified to read in its entirety as follows:


                                      GRANT

      NOW, THEREFORE, in consideration of the premises, and to secure: (a) the payment of the principal, interest, and other sums due on the Promissory Note, this Deed of Trust, and any other Loan Document, and any and all other indebtedness of the Grantor to the Beneficiary, whether now existing or hereinafter incurred, as well as all future advances, as and when due, (b) the observance and performance of all of the terms, conditions, agreements, and provisions of the Promissory Note, this Deed of Trust, and all other Loan Documents, including the repayment of all sums advanced, to be advanced, or which may be advanced by the Beneficiary pursuant to or under authorizations contained in this Deed of Trust, even if and to the extent such sums may exceed the face amount of the Promissory Note, this Deed of Trust and any other Loan Document, and (c) any and all other future indebtedness of Grantor to Beneficiary (collectively, the "Obligations"), the Grantor grants, pledges, assigns, transfers, and conveys to the Trustees, in fee simple, all that lot of ground situated and lying in the City of Winchester and Frederick County, Virginia and more particularly described on Exhibit "A" attached hereto and made a part hereof;

      TOGETHER WITH any additional or other interest in the Land that the Grantor may hereafter acquire; and

      TOGETHER WITH all of the Grantor's right, title and interest in and to all Improvements; and

      TOGETHER WITH all of the Grantor's right, title and interest in and to all plant, equipment, apparatus, machinery, fittings, appliances, furniture, furnishings, fixtures and other chattels and personal property and replacements thereof, owned by the Grantor and now or at any time hereafter affixed or attached to, incorporated in, placed upon, or in any way used in connection with the current or future utilization, enjoyment, occupation, or operation of the Real Property including by way of example and not by way of limitation, all lighting, heating, ventilating, air conditioning, incinerating, sprinkling, laundry, lifting and plumbing fixtures and equipment, water and power systems, loading and unloading equipment, burglar alarms and security systems, fire prevention and fire extinguishing systems and equipment, engines, boilers, ranges, refrigerators, stoves, furnaces, oil burners or units, communication systems and equipment, dynamos, transformers, motors, tanks, electrical equipment, elevators, escalators, cabinets, partitions, ducts, compressors, switchboards, storm and screen windows and doors, pictures, awnings and shades, sign and shrubbery as well as all building and construction materials and supplies of every kind, nature and description owned by the Grantor and located on, at, or about the Real Property, whether or not yet incorporated into any building, structure, or improvement, or located elsewhere and not as yet delivered to the Real Property, which are intended to be used for the purpose of erecting, renovating, restoring, or repairing any building, structure, or improvement on the Real Property, including by way of example and not by way of limitation, all steel, iron, concrete, sheet rock and plaster board, screws, paint, plaster, plastics, insulation, fiberglass, wood and wood products, glass, bricks, mortar, masonry, pipes, wiring, linoleum and tile and other floor and wall coverings, roofing and roofing materials, framing and molding (collectively, the "Personalty"), as to all of which the Grantor grants and conveys to the Beneficiary a continuing security interest under the Virginia Uniform Commercial Code, as amended, as well as in any and all proceeds and products thereof and all substitutions, renewals and replacements thereof, whether now owned or hereafter acquired, for so long as such items are or remain personal property and not fixtures and permanent additions to the Real Property; and

      TOGETHER WITH all contracts, plans, and specifications, surveys and surveyor's reports, engineer's reports, diagrams and drawings, all licenses, permits and approvals and applications therefor from governmental authorities, deposits, service contracts, books, records, reports, accounting records, invoices, change orders, correspondence, diagrams, drawings, schematics, sales and promotional literature and forms, advertising materials and the like, wherever located and whenever created, compiled, or made with respect to the construction of the Improvements upon the Land and the leasing of space in the completed Improvements, and the Grantor hereby grants to the Beneficiary a continuing security interest under the Virginia Uniform Commercial Code in and to all of the same, and the proceeds, including insurance proceeds, and products thereof, and in all substitutions, renewals, and replacements thereof, now existing or hereafter acquired; and

      TOGETHER WITH a security interest, which is hereby granted by the Grantor, in all amounts that may be owing at any time and from time to time by the Beneficiary to the Grantor in any capacity, including, but not limited to, any balance or share belonging to the Grantor in any deposit or other account with the Beneficiary, which accounts shall specifically include the escrow accounts that may be established in accordance with the terms of this Deed of Trust with regard to real property taxes, insurance payments, security deposits, and the like; and

      TOGETHER WITH all easements, rights, privileges, and appurtenances thereunto belonging or in any way appertaining, and all of the right, title, interest, estate, or claim of the Grantor in or to the streets, ways, alleys, and waters adjoining or adjacent to the Real Property, whether now existing or hereafter acquired; and

      TOGETHER WITH all mineral rights, and mining rights, as well as all minerals, dirt, sand, gravel, pebbles, stones, rocks, soil and the like (including oil and gas) which have not been extracted from the Land; and

      TOGETHER WITH all rights, benefits, profits, rents, and monies payable under, by reason of, or with respect to any restrictive covenants, easements, agreements applicable to adjoining lands, or contracts of sale with respect thereto with the right to collect any sums of money at any time payable to the Grantor in consequence of such rights and benefits, including the release, modification, or amendment thereof, for application to sums then due and owing the Beneficiary under the Promissory Note, this Deed of Trust or any other Loan Document and to utilize any collection or enforcement rights or remedies to collect the same available to the

Grantor under law, as to all of which, and the proceeds and products thereof, the Grantor hereby grants a continuing security interest therein and thereto unto the Beneficiary; and

      TOGETHER WITH: (a) all of the proceeds of the voluntary or involuntary conversion of the aforementioned property or any part of the aforementioned property into cash or liquidated claims, whether by way of condemnation, insured casualty, judgment or otherwise, as well as a security interest which is hereby granted to the Beneficiary in the same; (b) all rents, profits, and benefits, including any deposits of tenants to secure payment of the same and performance of the terms and conditions of any oral or written lease, with respect to the leasing of all or any portion of the Real Property, with the right to collect such rents, profits, and benefits at any time for application to sums then due and owing the Beneficiary under the Promissory Note, this Deed of Trust or any other Loan Document, and to utilize any collection or enforcement rights or remedies available to the Grantor under law or any written lease, but without any duty or obligation to perform on behalf of the Grantor any of the Grantor's duties or obligations to any lessee; and (c) a security interest in all revenues and profits, accounts receivable and contract rights, including any deposits of purchasers to secure payment of the contract price and performance of the terms and conditions of any contract of sale for the Real Property, with the right to collect the same at any time for application to sums then due and owing the Beneficiary under the Promissory Note, this Deed of Trust or any other Loan Document and to utilize any collection or enforcement rights or remedies available to the Grantor under law or any contract of sale, but without any duty or obligation, to perform on behalf of the Grantor any of the Grantor's duties or obligations to any purchase of the Real Property;

      TO HAVE AND TO HOLD all of the aforementioned property (collectively, the "Secured Property") to the Trustees, and the Trustees' successors and assigns, in fee simple, in trust to the Trustees to secure the Obligations provided that, so long as no Event of Default shall have occurred, the Grantor shall have the license to possess and enjoy the Secured Property, and to receive the rents, issues and profits therefrom, subject, however, to the provisions of the Loan Documents; and further provided, that if all of the Obligations are fully paid and satisfied and performed and/or observed, then the lien of this Deed of Trust shall be released by the Beneficiary and the Trustees, and the Trustees shall then, upon the written request of the Grantor, release, terminate, and reconvey the Secured Property to the Grantor at the sole cost and expense of the Grantor.

      EXCEPT as otherwise specifically provided herein, this Deed of Trust is expressly made, executed and delivered pursuant and subject to, and shall be construed in accordance with the provisions of Sections 55-59, 55-59.1, 55-59.2, 55-59.3, 55-59.4, 55-60 and 55-63 of the Code of Virginia of 1950, as amended and now enacted. All obligations and duties imposed upon Grantor and the Trustees by such Code provisions and all rights and remedies conferred upon the Beneficiary thereby are hereby expressly affirmed. All of the terms, covenants, agreements and conditions hereinafter contained, to the extent the same may differ from or supplement the Code provisions, shall be construed as providing the Beneficiary with rights and remedies additional and cumulative to those specified in the Code provisions and shall not be construed in any way as excluding the Code provisions or depriving the Beneficiary of any of its rights, privileges or remedies thereunder.

                                    ARTICLE I
                     COVENANTS AND AGREEMENTS OF THE GRANTOR

      1.1. Repayment. The Grantor shall pay all indebtedness secured by this Deed of Trust, together with interest thereon and any penalty, fee, charge, deposit, escrow or assessment, at the times and in the manner and amounts set forth in the Promissory Note and other Loan Documents.

      1.2. Performance. The Grantor shall perform and observe all duties, obligations, and requirements and shall comply in all respects with the terms, covenants, conditions, representations and warranties of the Promissory Note, this Deed of Trust and all other Loan Documents.

      1.3. Taxes and Expenses. The Grantor shall pay and discharge, when and as the same come due, before penalty or premium attaches, all taxes of every kind and nature, real and personal, all general and special assessments and levies, all water, sewer and other utility charges, rents, and assessments and any and all other public charges, dues, levies, impositions, or assessments of a like or different nature, imposed upon or assessed against the Secured Property or the rents, issues, income or profits thereof, which are or may become liens against the same, as well as any ground rent to which the Real Property may be subject, and the Grantor will not permit to exist any lien or security interest therefor other than: (a) liens for taxes, assessments, levies, fees, rents, ground rents, and public charges not yet delinquent or which are being contested in good faith; and (b) liens and security interests which the Beneficiary has specifically and in writing consented to the existence of and with respect to which the Grantor has paid currently all sums secured thereby. The Grantor will, upon the request of the Trustees or the Beneficiary, deliver to the Trustees or the Beneficiary receipts evidencing the payment of all such taxes, assessments, levies, fees, rents, ground rents, and public charges imposed upon or assessed against the Secured Property (provided, however, that Grantor may withhold any such payment if Grantor contests in good faith the validity of such payment, and may continue to withhold such payment pending the resolution of the dispute so long as Beneficiary is provided with adequate security, as reasonably determined by Beneficiary, for the payment of the withheld amount and any potentially applicable interest and penalties and such contest does not in the reasonable opinion of Beneficiary put the Secured Property or any portion thereof at risk of any tax lien foreclosure), or the revenues, rents, issues, income, or profits thereof, as well as the payment of all superior liens and security interests with respect to which the Beneficiary may have consented.

      1.4. Insurance. The Grantor shall obtain and shall at all times during the term hereof maintain the following insurance coverages:

            1.4.1. Casualty Insurance. The Grantor shall keep any Improvements constructed on the Land and Personalty thereon insured against loss by fire casualty, and such other hazards and contingencies, including but not limited to lightning, hail, windstorm, explosion, malicious mischief and vandalism, as are covered by extended coverage policies in effect in the area where the Land is located and such other risks as may be reasonably specified by the Beneficiary from time to time, all for the benefit of the Beneficiary; provided that, during any period of construction, restoration or reconstruction of the Improvements, the Grantor shall provide in lieu of such insurance, builders' risk or a similar type of insurance in the amount of the full replacement cost of the Improvements and the equipment. Such insurance shall be written on policy forms and by Lloyds of London or an insurance company lawfully operating in the jurisdiction in which the Real Property is located with a rating of "A-" or better according to A.M. Best Co. Insurance Guide and reasonably satisfactory to the Beneficiary, shall be in an amount equal to the lesser of the outstanding principal balance of the Obligations or the full insurable replacement cost of any such Improvements and Personalty, but in any event shall be in an amount sufficient to prevent co-insurance liability, shall name the Beneficiary as a mortgagee and sole loss payee and shall be endorsed such that the losses thereunder shall be payable to the Beneficiary and not to the Grantor and the Beneficiary or the Trustees, jointly. The policy or policies of such insurance shall include a replacement cost or restoration endorsement and a waiver of subrogation endorsement reasonably satisfactory to the Beneficiary. Original certificates or at Beneficiary's request, originals or certified true copies, of the policy or policies of such insurance and all renewals thereof shall be delivered to and retained by the Beneficiary, and the Grantor shall provide the Beneficiary with receipts evidencing the payment of all premiums due on such policies and the renewals thereof on or prior to the renewal or expiration date thereof. All policies required hereby shall provide and shall bear an endorsement that the insurer shall endeavor to notify Beneficiary not less than ten (10) days prior to any cancellation, termination, endorsement or material amendment (i.e. reduction in coverage). The Grantor shall give the Beneficiary prompt notice of any loss covered by such insurance, and, the Beneficiary shall have the right to adjust and compromise such loss, to collect, receive and receipt the proceeds of insurance for such loss and to endorse the Grantor's name upon any check in payment thereof and, for such purposes the Grantor hereby constitutes and appoints the Beneficiary as its attorney in fact with the power of attorney granted hereby deemed to be coupled with an interest and irrevocable. All monies received as payment for a loss covered by an insurance policy shall be paid over to the Beneficiary, as its interests may appear. The Beneficiary shall, after deducting the reasonable expenses incurred in the collection of the proceeds of any insurance, make the remainder of such proceeds available to the Grantor for the payment of charges or expenses actually incurred by the Grantor in the restoration, reconstruction, repair, renovation or replacement of the affected Improvements and Personalty, provided that: (i) the Beneficiary has approved the plans and specifications for the repair or restoration of the damaged portion of the Improvements and Personalty, the contract for such repair or restoration and the contractor that will perform the same, (ii) the Grantor has deposited with the Beneficiary (or if permitted by the Beneficiary, has made provision satisfactory to the Beneficiary for the payment of) any amounts required for such repair or restoration which exceed the available insurance proceeds, (iii) no Event of Default, or event that with the passage of time would constitute an Event of Default, has occurred and is continuing under the Loan Documents, (iv) the repair or restoration of the Improvements and Personalty reasonably can be completed before the maturity date of the Loan, and (v) the tenants will continue to pay rent without abatement (or the proceeds of business interruption insurance will be adequate in the Beneficiary's judgment to offset any such abatement of rent), otherwise, such proceeds shall be applied in payment of the Obligations.

            1.4.2. Liability and Worker's Compensation Insurance. The Grantor shall obtain and maintain public liability and property damage insurance in such amounts, with such insurance companies, and upon policy forms acceptable to and reasonably approved by the Beneficiary, naming the Beneficiary as an additional insured. Additionally, if Grantor has any employees, the Grantor shall obtain and maintain worker's compensation insurance in such amounts, with an insurance company, and in a form acceptable to and approved by the Beneficiary. The Grantor shall supply to the Beneficiary a copy of the aforesaid liability insurance policies and receipts evidencing the payment of premiums due thereon or, alternatively, certificates from the insurance company certifying to the existence of the policies, summarizing the terms of the policies, and indicating the payment of premiums due thereon. Each of the policies specified herein shall provide that the insurer shall endeavor to provide Beneficiary with ten (10) days prior notice of any material modification (i.e. reduction in coverage) or cancellation.

            1.4.3. Rental Loss Interruption Insurance. The Grantor shall also carry and maintain rental interruption insurance on the Trust Property in the same manner and under the same conditions as provided in 1.4.1 covering debt service, real estate taxes and insurance premiums for a period of at least twelve (12) months.

            1.4.4. Flood Insurance. In the event that all or any portion of the Real Property currently or at any time in the future is determined to be located in a specially designated flood hazard area by the Secretary of Housing and Urban Development or the Director of the Federal Emergency Management Agency, pursuant to the provisions of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, the Grantor shall obtain and maintain flood hazard insurance in the full insurable value of the Improvements or any portion of the Real Property located within such area, or the full amount of flood insurance available, naming the Beneficiary as sole loss payee and complying with all applicable provisions of Section 1.4.1. hereof. The Grantor shall be required to provide flood hazard insurance as described, unless the Grantor's insurance broker or surveyor certifies to the Beneficiary in writing that the Real Property is not in a flood hazard area. The proceeds of any loss payable under a flood insurance policy shall be applied, at the option of the Beneficiary, as set forth in Section 1.4.1. above with respect to casualty insurance proceeds.

            1.4.5. Separate Insurance. The Grantor may not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless the Beneficiary is included thereon as a named insured with losses payable to the Beneficiary as above provided. The Grantor shall immediately notify the Beneficiary whenever any such separate insurance is taken out and shall promptly deliver to the Beneficiary certificates, or if requested by Beneficiary the policy or policies, of such insurance.

      1.5. Advancements. If the Grantor should fail to perform any of the covenants contained in this Deed of Trust, or to protect or preserve the Secured Property or the status and priority of the lien and security interest of this Deed of Trust, the Beneficiary may, but shall not be obligated to, make advances to perform the same on behalf of the Grantor or to protect or preserve the Secured Property or the status and priority of the lien and security interest of this Deed of Trust, and all sums so advanced shall immediately upon advancement become a lien and security interest upon the Secured Property and shall be secured by this Deed of Trust. For the purposes of taking any and all acts as set forth in this Section 1.5., the Grantor hereby constitutes and appoints the Beneficiary as its attorney in fact and the power of attorney granted hereby shall be deemed to be coupled with an interest and irrevocable. The Grantor, will repay on demand all sums so advanced on the Grantor's behalf, plus any expenses or costs incurred by the Trustees or the Beneficiary, including reasonable attorneys fees, with interest thereon at the highest rate of interest permitted under the Promissory Note. The provisions of this Section shall not be construed to prevent the institution of foreclosure or other rights and remedies of the Trustees upon the occurrence of an Event of Default hereunder.

      1.6. Condition and Use of Improvements. The Grantor will not commit any waste on the Secured Property or make any change in the use of the Secured Property which will in any way increase any ordinary fire or other hazard insurance risk arising out of the construction of improvements on or operation of the Secured Property or at any time abandon the Secured Property. The Grantor will at all times maintain and keep the Secured Property in good operating order and condition, ordinary wear and tear excepted, and will promptly make, from time to time, all repairs, renewals, replacements, additions, and improvements to so maintain the Secured Property. The Grantor will comply with all statutes, ordinances, rules, regulations, or laws affecting the Secured Property or the use thereof. The Improvements shall not be removed, demolished or substantially altered, nor shall any material Personalty be removed therefrom, without the prior written consent of the Trustees or the Beneficiary, which consent shall not be unreasonably withheld, conditioned or delayed, except that no consent shall be required where appropriate replacements, free of superior title, liens, security interests, or claims, and of a value at least equal to the value of the Personalty removed, are immediately made. Upon receipt of written notice the Grantor will permit the Trustees or the Beneficiary, or their agents or employees, at all reasonable times to enter and inspect the Secured Property.

      1.7. Title to Real Property; Liens. The Grantor has as of the date hereof, and shall maintain at all times during the term of this Deed of Trust, good and marketable title to the Secured Property free and clear of any and all liens, charges, restrictions, encumbrances, security interests and adverse claims whatsoever, excepting any liens, charges, restrictions, encumbrances or security interests which: (a) are set forth in the title insurance policy issued in favor of, and approved by, the Beneficiary with respect to the Secured Property; (b) are expressly permitted by the provisions of this Deed of Trust or any of the other Loan Documents; (c) are granted to the Beneficiary; or (d) are consented to in writing by the Beneficiary.

      1.8. Transfer or Encumbrance; Change of Control. Except as may be permitted under the Credit Agreement, title to all or any portion of the Secured Property may not be acquired by any person, individual, partnership, or corporation by voluntary or involuntary conveyance, transfer, grant or assignment, by operation of law, or in any other manner, nor shall the Secured Property become encumbered or charged with a lien or security interest of any kind or variety, excepting the mortgages or deeds of trust disclosed in writing to and approved in writing by the Beneficiary, and other "Permitted Liens" as defined in the Credit Agreement, whether voluntary or involuntary, including any mechanic's or materialmen's lien or judgment lien, senior, junior, or of equal priority to the lien and security interest of this Deed of Trust, without the prior written consent of the Trustees or the Beneficiary. A conveyance, transfer, grant, or assignment of, or a pledge, encumbrance, or creation of a lien or security interest in any interest in the Grantor, whether or not a conveyance, transfer, grant, or assignment of or a pledge, encumbrance, or creation of a lien or security interest in the membership interests in Grantor is with respect to all or only a part of the total number of outstanding membership interests, shall be considered to be a transfer or encumbrance of the Secured Property and subject to the provisions of this Section. Except as consented to by the Beneficiary in writing, control and management of the Secured Property shall be vested as presently owned by the Grantor and may not be transferred, assigned or conveyed to or acquired by any person. The contrary notwithstanding, in the event the ownership of the Secured Property becomes vested in a person, individual, partnership, or corporation or limited liability company other than the Grantor, the Trustees or the Beneficiary may, without notice to the Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and the indebtedness secured by it in the same manner as with the Grantor, and any extension of the time of the indebtedness or any other modifications of the terms of the indebtedness at the instance of the then owner of the Secured Property shall not relieve the Grantor of the Grantor's liability on the Promissory Note hereby secured or from the performance of any of the covenants and agreements contained herein or any of the covenants, terms, conditions, provisions, representations, or warranties contained in the Loan Documents, whether the extension or modification be made with or without the consent of the Grantor; provided Grantor shall not be bound by modifications made without its consent.

      1.9. Condemnation. The Grantor, within seven business days of obtaining knowledge of the institution of any proceedings for the taking or condemnation of the Secured Property or any portion thereof, or any interest therein or right accruing thereto, will notify the Trustees and the Beneficiary of the pendency of such proceedings, describing in detail the nature and extent of such taking or condemnation. The Trustees or the Beneficiary may participate in any such proceedings and the Grantor from time to time will deliver to the Trustees or the Beneficiary all instruments requested by them to permit such participation. Until the occurrence of an Event of Default, the Trustees or Beneficiary shall not participate in any hearings without the presence of Grantor nor shall the Trustees or the Beneficiary accept or negotiate the amount of any such award without the Grantor's written consent. The Trustees or the Beneficiary shall be under no obligation to question the amount of any such award or compensation and may accept the same in the amount in which the same shall be paid. In any such condemnation proceedings, the Trustees or the Beneficiary may be represented by counsel selected by them and the Grantor shall pay, the reasonable attorneys' fees incurred by them at the Grantor's sole expense. The proceeds of any award or compensation so received shall be, and hereby are, assigned by the Grantor to the Beneficiary, shall be payable to the Beneficiary and, if less than a substantial portion of the Secured Property is damaged, taken or transferred in a condemnation, or if the Beneficiary does not elect to accelerate the Loan as a consequence of such condemnation, then the Beneficiary may require the Grantor to repair, restore or replace the Secured Property or the affected portion thereof as nearly as practical to its condition immediately before the condemnation, and in such event any net proceeds of the condemnation will be applied to the costs of such repair, restoration or replacement. The term "substantial portion" as used above and further herein means so much of the Secured Property as will have, in the Beneficiary's opinion, a material effect on the use and occupancy of the Secured Property or on the ability of the Grantor to make required payments of principal and interest on the Note.

      1.10. Future Advances. The Beneficiary may make future advances to the Grantor and may advance or readvance funds to the Grantor and all such future advances and readvances shall be fully secured by the lien and security interest of this Deed of Trust.

      1.11. Status. Except as otherwise permitted under the Credit Agreement, the Grantor shall maintain in full force and effect the Grantor's status as a validly existing limited liability companies under the laws of the State of Delaware and the Commonwealth of Virginia and all rights and privileges incident thereto.

      1.12. Estoppel Certificate. The Grantor shall, upon written notice, deliver within ten (10) days of the giving of such notice, a written statement, duly acknowledged, setting forth the amount of principal, interest, penalty, and other charges or assessments due the Beneficiary as of the notice date and whether any offsets or defenses are known to exist against any of the same.

      1.13. Compliance with Laws; Restrictive Covenants. The Grantor shall comply with all applicable rules and regulations of the federal, state, and local governmental authorities having jurisdiction over the Secured Property; the Grantor shall also comply with all restrictions, covenants, easements and other limitations on the use of the Secured Property contained in documents of public record.

      1.14. Preservation of Lien. The Grantor shall take all reasonable steps and do all things necessary, convenient, or proper, to establish, protect, preserve, and maintain the priority and status of the lien and security interest in the Secured Property established or intended to be established by this Deed of Trust.

      1.15. Further Assurances. In addition to the acts recited herein and contemplated to be performed, executed and/or delivered by the Grantor, the Grantor hereby agrees at any time and from time to time to perform, execute and/or deliver to the Beneficiary upon request, any and all such further acts, additional instruments, or further assurances as may be reasonably necessary or proper to: (i) promptly correct any defect, error or omission which may be discovered in this Deed of Trust or any other Loan Document, and execute any and all additional documents, as may be requested by the Beneficiary to correct such defect, error or omission; (ii) assure the Beneficiary a valid first priority lien and first priority perfected security interest in the Secured Property;
(iii) create, perfect, preserve, maintain and protect the liens and security interests created or intended to be created hereby; and (iv) provide the rights and remedies to Beneficiary granted or provided for herein. The Grantor shall, upon ten (10) business days written notice from the Beneficiary, execute and deliver such additional deeds of trust, supplemental deeds of trust, financing statements, continuation statements or other instruments and documents which may be reasonably required from time to time by the Beneficiary to provide the further assurances as above set forth. If the Grantor fails, within such ten
(10) business day period to execute and deliver to the Beneficiary such required further assurances, the Grantor shall thereupon automatically and irrevocably have appointed and constitute and appoint the Beneficiary as the Grantor's attorney in fact for the purpose of executing such required further assurances, the power of attorney hereby given being a power of attorney coupled with an interest and irrevocable.

      1.16. Environmental Protection. The Grantor represents and warrants that:
(i) the Grantor has no knowledge of any discharge, spillage, uncontrolled loss, seepage or filtration of oil, petroleum or chemical liquids or solids, liquid or gaseous products or any hazardous waste or hazardous substance (the "Hazard"), as those terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C ss.ss.9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Resource Conservation and Recovery Act of 1976. (the Solid Waste Disposal Act or RCRA), 42 U.S.C. ss.ss.6901 et seq., as amended; the Toxic Substance Control Act (TSCA) 15 U.S.C. ss.ss.2601 et seq., or in any other federal, state or local law governing hazardous substances, as such laws may be amended from time to time, (collectively, the "Act"), at, upon, under or within the Secured Property; and
(ii) the Grantor has not caused or permitted to occur and shall use its best efforts not to permit to exist, any condition which may cause or constitute a Hazard at, upon, under or within the Secured Property. The term "Hazard" includes but is not limited to asbestos, polychlorinated biphenyl (PCBs) and lead based paints.

            1.16.1. The Grantor further represents and warrants that (i) neither the Grantor nor, to the best of its knowledge, any other party, is or will be involved in operations upon the Secured Property, which operations could lead to
(a) the imposition of liability on the Grantor or on any other subsequent or former owner of the Secured Property under the Act; or (b) the creation of a lien on the Secured Property under the Act or under any similar laws or regulations; and (ii) the Grantor has not permitted, and will not permit, any tenant or occupant of the Secured Property to engage in any activity that could impose liability under the Act on such tenant or occupant, on the Grantor or on any other owner of any of the Secured Property.

            1.16.2. The Grantor has complied, and shall comply, in all material respects with the requirements of the Act and related regulations and with all similar laws and regulations and shall notify the Beneficiary immediately in the event of any Hazard or the discovery of any Hazard at, upon, under or within the Secured Property. The Grantor shall promptly forward to the Beneficiary copies of all orders, notices, permits, applications or other communications and reports in connection with any Hazard or the presence of any Hazard or any other matters relating to the Act or any similar laws or regulations, as they may affect the Secured Property.

            1.16.3. Promptly upon the written request of the Beneficiary from time to time, when the Beneficiary has a reasonable basis for believing a violation of the Act may have occurred, the Grantor shall provide to the Beneficiary, at the Grantor's expense, an environmental site assessment or environmental audit report, prepared by an environmental engineering firm acceptable in the reasonable opinion of the Beneficiary, to assess with a reasonable degree of certainty the presence or absence of any Hazard and the potential costs in connection with abatement, cleanup or removal of any Hazard found on, under, at or within the Secured Property.

            1.16.4. The Grantor shall defend and indemnify the Beneficiary and hold the Beneficiary harmless from and against all actual loss, liability, damage and expense, including reasonable attorneys' fees, suffered or incurred by the Beneficiary, whether as holder of this Deed of Trust, as mortgagee in possession, or as successor-in-interest to Grantor by foreclosure deed or deed in lieu of foreclosure, under or on account of the Act or any similar laws or regulations, including the assertion of any lien thereunder: (i) with respect to any Hazard, or the presence of any Hazard affecting the Secured Property whether or not the same originates or emanates from the Secured Property, including any loss of value of the Secured Property as a result of the foregoing so long as no such loss, liability, damage and expense is attributable to any Hazard resulting from actions on the part of the Trustees or Beneficiary; and (ii) with respect to any other matter affecting the Secured Property within the jurisdiction of the Environmental Protection Agency, any other federal agency, or any state or local environmental agency. The Grantor's obligations under this Section shall arise upon the discovery of the presence of any Hazard under the Act, whether or not the Environmental Protection Agency, any other federal agency or any state or local environmental agency has taken or threatened any action in connection with the presence of any Hazard. The Grantor's obligations under this Section shall not extend to those matters specified in (i) and (ii) above if such matters arose subsequent to the Release Date as defined in the Loan Agreement.

            1.16.5. In the event of any Hazard, or the presence of any hazardous substance affecting the Secured Property, whether or not the same originates or emanates from the Secured Property or any contiguous real estate, and if the Grantor shall fail to comply with any of the requirements of the Act or related regulations or any other environmental law or regulation within the time established by any regulatory agency, the Beneficiary may at its election, but without the obligation to do so: (i) give such notices and/or cause such work to be performed at the Secured Property; and/or (ii) take any and all other actions as the Beneficiary shall reasonably deem necessary or advisable in order to abate the Hazard, remove the hazardous substance or cure the Grantor's noncompliance. Any amounts so paid by the Beneficiary pursuant to this Section, together with interest thereon at the highest rate of interest permitted under the Promissory Note from the date of written notice of invoice to Grantor by the Beneficiary, shall be immediately due and payable by the Grantor to the Beneficiary upon demand and until paid shall be added to and become a part of the indebtedness under the Loan Documents and shall be secured by this Deed of Trust.

            1.16.6. The provisions of this Section 1.16. are for the benefit of the Beneficiary only and cannot be assigned to any other party, whatsoever, except by assignment of the Promissory Note and the Loan Documents by the current Beneficiary to a successor lender.

      1.17. Right of Entry. The Grantor hereby grants to the Beneficiary and the Beneficiary's agents and representatives, the right, upon twenty-four (24) hours prior written request, to enter into and upon all or any part of the Secured Property, subject to the rights of tenants under the Leases, for such purposes as the Beneficiary deems reasonably necessary to protect the value of the Secured Property, at any time and from time to time during normal operating hours, regardless of whether or not the Grantor is in default hereunder or under any other Loan Document.

      1.18. Management of Property. Grantor will not enter into a management agreement with any other party, or otherwise permit any other party to manage the operation or leasing of the Property without Beneficiary's prior written consent.


                                   ARTICLE II
                    GRANTOR'S WARRANTIES AND REPRESENTATIONS

      2.1. Authority. The Grantor has full right, power, and authority to execute this Deed of Trust. The Grantor has and will continue to have full power and lawful authority to encumber and convey the Secured Property as provided herein, and this Deed of Trust is and will continue to remain a valid and enforceable lien and security interest upon the Secured Property.

      2.2. Title. The Grantor owns for its own account, and not as agent or trustee for another, good and marketable fee simple title to the Secured Property free and clear of any lien and security interest and any other encumbrance, easement, or restriction whatsoever not approved by the Beneficiary.

      2.3. Permits. All permits, licenses, certificates, approvals, easements, and agreements that are necessary for the construction of the Improvements for the intended use and occupancy of the Real Property have been obtained and are in full force and effect, and there are no violations or claimed violations thereof.

      2.4. Compliance with Law. The Real Property and the intended use and occupancy thereof do not violate any flood plain, building, zoning, or any other laws, ordinances, rules, and regulations.

      2.5. Flood Plain. Any Improvements will not be located in an area identified by the Secretary of Housing and Urban Development or a successor thereto as an area having special flood hazards pursuant to the terms of the National Flood Insurance Act of 1968, or the Flood Disaster Protection Act of 1973, as amended, or any successor law; or if any improvements are located in such an area, the Grantor will obtain and maintain the insurance for such Improvements as specified in Section 1.4.3. of this Deed of Trust.

      2.6. Validity of Loan Documents. The Grantor hereby represents and warrants that: (a) The execution, delivery and performance by the Grantor of the Promissory Note and the other Loan Documents: (i) are within the legal powers of the Grantor, (ii) have been duly authorized by all requisite action, (iii) have received all necessary governmental approval, and (iv) will not violate any provision of law, any order of any court or other agency of government, the articles of incorporation or bylaws of the Grantor (if the Grantor is a corporation), the limited partnership agreement or certificate of limited partnership of the Grantor (if the Grantor is a limited partnership), the articles of organization, certificate of organization or operating agreement of the Grantor (if the Grantor is a limited liability company) or any indenture, agreement or other instrument to which the Grantor is a party or by which it or any of its property is bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of the Loan Documents; and (b) the Promissory Note and the other Loan Documents, when executed and delivered by the Grantor, will constitute the legal, valid and binding obligations of the Grantor and other obligors named therein, if any, enforceable in accordance with their respective terms.

      2.7. Taxes. The Grantor: (a) has filed all federal, state and local tax returns and other reports which the Grantor is required by law to file prior to the date hereof and which are material to the conduct of the business of the Grantor; (b) has paid or caused to be paid all taxes except those being contested in good faith, assessments and other governmental charges that are due and payable prior to the date hereof; and (c) has made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable.

      2.8. Litigation. Except as disclosed in the Credit Agreement, there is not now pending against or affecting the Grantor or the Secured Property, nor, to the knowledge of the Grantor, is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency which could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

      2.9. Other Information. All other information, reports, financial statements, papers and data given to the Beneficiary with respect to the Grantor or the Secured Property or to others obligated under the terms of the Loan Documents are accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Beneficiary a true and accurate knowledge of the subject matter.


                                   ARTICLE III
                                EVENTS OF DEFAULT

      The following shall constitute events of default (individually an "Event of Default" and collectively "Events of Default") under this Deed of Trust and shall entitle the Trustees or the Beneficiary to exercise all rights and remedies provided in Article IV:

      3.1. Default under Credit Agreement. Any Event of Default under the Credit Agreement after the expiration of all applicable notice and cure periods as that term is defined in the Credit Agreement.

      3.2. Failure to Perform. A failure to perform or observe, or a default under, any of the terms, covenants, conditions, agreements or provisions of this Deed of Trust.

      3.3. Failure to Perform Under Other Loan Documents. A failure to perform or observe, or a default under any of the terms, covenants, conditions and provisions of the Promissory Note or any other Loan Document, after the expiration of all applicable notice and cure periods.

      3.4. Failure of Warranty or Representation. The failure of any warranty or representation set forth in this Deed of Trust to be true and accurate in all material respects on the date hereof.

      3.5. Material Adverse Change in Use of Property. A change in any rule, statute, law or ordinance, whether at the local, state or federal level, effecting the use of the Secured Property, which change results in a material adverse change in the permitted use of the Secured Property.

      3.6. Cross Default. The default by the Grantor under any obligation or indebtedness to the Beneficiary, whether now existing or hereafter arising, which default is not cured within any applicable cure or grace period.

      3.7. Transfer of Property. There being, without the prior written consent of the Beneficiary, a transfer of any of the Secured Property or an interest in the Grantor in violation of Section 1.8 of this Deed of Trust, including but not limited to the Grantor selling or transferring the Secured Property or any portion thereof or granting a security interest in the Secured Property or otherwise encumbering the same.

      3.8. Condemnation. If all or any substantial portion (as defined in Section 1.9 above) of the Secured Property is damaged, taken or transferred under, or in lieu of the exercise of, the power of eminent domain.


                                   ARTICLE IV
                               RIGHTS AND REMEDIES

      Upon the occurrence of any Event of Default, the Trustees or the Beneficiary may, at their option and without notice or demand, accelerate and declare immediately due and payable all sums due on or by reason of the Promissory Note, this Deed of Trust or any other Loan Document, this Deed of Trust being and is "subject to all upon default" as that phrase is construed under Section 55-60(4) of the Code of Virginia as amended, and the Trustees or the Beneficiary may take possession of all or any portion of the Secured Property and sell the same at auction as provided below and may, with or without declaring the aforementioned sums immediately due and payable and with or without foreclosing, exercise any other right or remedy provided for herein or in the Promissory Note, any other Loan Document or applicable law, including, but not at its option, limited to the following:

      4.1. Foreclosure; Sale of Secured Property. Except as otherwise specifically provided herein, any sale of the Secured Property shall be made in accordance with the provisions of Section 55-59, 55-59.1, 55-59.2, 55-59.3, 55-59.4 and 55-63 of the Code of Virginia, as amended, or other applicable general local laws of the Commonwealth of Virginia and/or judicial rules of procedure relating to the foreclosure of deeds of trust, either by strict foreclosure or foreclosure by sale, or in part by each such method. Any sale of the Secured Property may be made after advertising the time, terms and place of sale either (i) once a week for two (2) consecutive weeks, or (ii) once a day for three (3) consecutive days, in a weekly or daily newspaper, as the case may be, which is published in, or has a general circulation in, the county or city wherein the Secured Property is situated, at the discretion of the Trustees. Any such sale may be made by the payment of cash upon settlement of the sale or upon such terms, including payment terms, as the Trustees may deem necessary, proper or advisable, except as specifically limited by applicable law or court rule. Any such sale may be of the entire Secured Property or any portion of the Secured Property as the Trustees, in their sole and absolute discretion, deem necessary, proper, or convenient including the Leasehold Interest independent of the fee simple interest in the Land (without releasing any liens with respect to the balance of the Secured Property and the rights attendant thereto). The Secured Property conveyed hereby shall constitute security for the Loan to the full extent of the value of the Secured Property without limitation and without regard to the value upon which any state, city, or county recordation taxes have been computed and/or paid.

      4.2. Rights Incident to Sale. The Grantor agrees that the Beneficiary or the Trustees may, incident to any sale of the Secured Property under this Deed of Trust, exercise the powers and rights as herein set forth:

            4.2.1. Application of Proceeds. Upon the sale of the Secured Property, the proceeds shall be applied in accordance with Section 55.59.4(3) of the Code of Virginia, as amended.

            4.2.2. Payment Before Sale. In the event the amount due on the principal debt hereby secured and the interest thereon shall be paid after the filing of any foreclosure proceeding, including any proceeding in connection with an assent to decree or power of sale, but before sale of the Secured Property, the Grantor shall be required to pay all costs and expenses incident to or resulting from any such foreclosure proceeding, including, but not limited to the expenses of any advertisement or notice, all court costs, the counsel fees incurred by the Beneficiary and the Trustees, and a trustees' fee equal to one-half (1/2) of the trustees' fee that would have been payable upon the sale of the Secured Property.

            4.2.3. Beneficiary May Bid. At any sale made under this Deed of Trust, whether made under the power of sale herein granted or under or by virtue of judicial proceedings, by assent to decree or power of sale, the Beneficiary, or any wholly-owned subsidiary of the Beneficiary, may bid for and acquire the Secured Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of the Grantor secured by this Deed of Trust the net sales price after deducting therefrom the expenses and costs of the sale and any other sums which the Beneficiary is authorized to deduct under this Deed of Trust. Furthermore, in the event the Beneficiary, or any wholly-owned subsidiary of the Beneficiary, is the successful bidder at any sale made under this Deed of Trust, the Beneficiary, or any wholly-owned subsidiary of the Beneficiary, shall not be required to pay either an initial deposit or any interest in connection with such sale.

      4.3. [Intentionally deleted]

      4.4. Right to Enter, Take, Possess and Operate. The Trustees, the Beneficiary or their agents or attorneys:

      (a) may, prior to or subsequent to the institution of any foreclosure proceedings, enter into and upon all or any part of the Secured Property, and each and every part thereof, and may exclude the Grantor and its agents and servants therefrom and may use, operate, manage and control the Secured Property and conduct the business thereon, either personally or by their superintendents, managers, agents, servants, attorneys or receivers; and

      (b) may, upon every such entry, at the expense of the Grantor and the Secured Property, maintain, repair and restore the Secured Property and may complete the construction of any Improvements, and in the course of such completion may make such changes in the contemplated Improvements as it may deem desirable and may insure the same; and likewise, from time to time, at the expense of the Grantor and the Secured Property, the Beneficiary may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and

      (c) shall in every such entry have the right to manage and operate the Secured Property and to carry on the business thereof, take possession of all books, records and accounts relating thereto and exercise all rights and powers of the Grantor with respect thereto either in the name of the Grantor or otherwise as it shall deem best without interference from the Grantor; and the Beneficiary shall be entitled to collect and receive all Rent pursuant to
Article VI hereof, and after deducting the costs, liabilities and expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Secured Property or any part thereof, as well as just and reasonable compensation for the services of the Beneficiary and for all attorneys, counsel, agents, clerks, servants and other employees arising as aforesaid, first, to the payment of sums due under the Note in the order of application as set forth therein, when and as the same shall become payable in accordance with the terms thereof, and second, to the payment of any other sums required to be paid by the Grantor under this Deed of Trust and any other Loan Document, as the Beneficiary may elect; and

      (d) may incur costs, expenses and liabilities of every character in managing, operating, maintaining, protecting or preserving the Secured Property, which, if not paid out of Rents shall constitute a demand obligation owing by Grantor and shall draw interest from the date of expenditure until paid at the highest rate of interest permitted under the Promissory Note, and shall constitute a portion of the obligations secured hereby. If necessary to obtain the possession provided for above, the Trustees or the Beneficiary, as the case may be, may invoke any and all legal remedies to dispossess Grantor. In connection with any action taken by the Beneficiary pursuant to this Section 4.4., the Beneficiary shall not be liable for any loss sustained by Grantor resulting from any failure to rent the Secured Property, or any part thereof, or from any other act or omission of the Beneficiary in managing the Secured Property unless such loss is caused by the gross negligence, willful misconduct or bad faith of the Beneficiary in managing the Secured Property. Subject to the foregoing the Grantor shall and does hereby agree to indemnify the Beneficiary for, and to hold the Beneficiary harmless from, any and all liability, loss or damage which may or might be incurred under or by reason of this instrument or the exercise of rights or remedies hereunder and from any and all claims and demands whatsoever which may be asserted against the Beneficiary by reason of any alleged obligations or undertakings on its part to perform or discharge any obligations of the Grantor. Should the Beneficiary incur any such liability under or by reason of this instrument or the exercise of rights or remedies hereunder or in defense of any such claims or demands, the amount, thereof, including costs, expenses and reasonable attorneys fees, shall be secured hereby. This Section 4.4. shall not operate to place responsibility upon the Beneficiary for the control, care, management or repair of the Secured Property, nor shall it operate to make the Beneficiary responsible or liable for any waste committed on the Secured Property by the tenants or by any other parties or for any dangerous negligence in the management, upkeep, repair or control of the Secured Property resulting in loss or injury or death to any tenant, licensee, employee or person.

      4.5. Appointment of Receiver. Upon the occurrence of an Event of Default, the Trustees, without regard for any other action or actions the Trustees may or may not be taking, shall be entitled, without regard to the adequacy or inadequacy of any security for the debt hereby secured, to the appointment of a receiver to collect the Rent and account therefor as the court may direct and to take possession of the Secured Property and operate the same.

      4.6. Right to Maintain Separate Actions. In the event of any default under the Promissory Note, this Deed of Trust or any other Loan Document, which default is not cured within any applicable grace period, the Beneficiary shall be entitled or empowered to institute such action or actions or other proceedings at law or in equity as may be advised by its counsel for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgments or final decree against the Grantor and collect, out of the property of the Grantor wherever situated, as well as out of the Secured Property, in any manner provided by law, monies adjudged or decreed to be payable. The Beneficiary shall be entitled to recover judgment as aforesaid before or after or during the pendency of any proceedings for the enforcement of the provisions of this Deed of Trust, or the foreclosure of the lien hereof. In the event of a sale of the Secured Property, and of the application of the proceeds of sale as provided in this Deed of Trust, the Beneficiary shall be entitled to institute and maintain separate actions or proceedings as aforesaid to recover any and all amounts then remaining due and unpaid upon the Promissory Note, and to enforce payment of all other charges, payments, and costs due under this Deed of Trust or any other Loan Document, and shall be entitled to recover judgment upon any other property of the Grantor; the institution of any separate action or proceeding as permitted hereby shall not affect in any manner or to any extent the lien of this Deed of Trust upon the Secured Property or any part thereof, or any liens, rights, powers, or remedies of the Trustees or of the Beneficiary hereunder, but such liens, rights, powers, and remedies shall continue unimpaired as before. Any monies collected by the Beneficiary under this Section shall be applied by the Beneficiary in accordance with the provisions of Section 4.2.1.

      4.7. Waivers of the Grantor. The Grantor waives, and agrees not to at any time insist upon, plead, or in any manner whatsoever claim or take any benefit or advantage of, any stay or extension or moratorium law, any exemption from execution of sale of the Secured Property or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Deed of Trust. The Grantor additionally waives, and agrees not to claim, take, or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Secured Property, or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provisions herein, or pursuant to the decree, judgment, or order of any court of competent jurisdiction. The Grantor also waives any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and the Grantor hereby covenants not to hinder, delay or impede the execution of any power herein granted or delegated to the Trustees. The Grantor further waives, to the extent that the Grantor lawfully may, all right to have the Secured Property marshaled upon any foreclosure under this Deed of Trust.

      4.8. Uniform Commercial Code. The Beneficiary, or the Trustees acting on behalf of the Beneficiary, may exercise all rights and remedies of a secured creditor under the Virginia Uniform Commercial Code, as amended, with respect to any part of the Secured Property constituting personal property and subject to the secured interest created by this Deed of Trust, including the right to take possession of the aforementioned personal property without the use of judicial process and the right to require the Grantor to assemble the same at the Real Property or such other place as the Beneficiary or Trustees may notify the Grantor. Any disposition of so much of the Secured Property as may constitute personal property and subject to the security interest created by this Deed of Trust shall be considered commercially reasonable if made pursuant to a public sale which is advertised at least twice in a newspaper of local circulation in the community where the Real Property is located. Any notice required by the Virginia Uniform Commercial Code to be given to the Grantor shall be considered reasonable and properly given if given by written notice at least ten (10) days prior to the date of any scheduled public sale.

      4.9. Right of Setoff. The Beneficiary may setoff any amounts or sums in any account or represented by any certificate with the Beneficiary in the name of the Grantor or in which the Grantor has an interest therein.

      4.10. Remedies and Cumulative Rights. The rights and remedies provided in this Article IV shall be nonexclusive and shall be in addition to all other remedies and rights available under any other Loan Document or applicable law. All rights and remedies available upon an Event of Default shall be cumulative and the exercise of any one or more of the available rights and remedies shall not be considered as or result in a waiver of any other right or remedy and any particular right or remedy may be exercised in conjunction with any or all other rights and remedies provided hereunder or under any other Loan Document.


                                    ARTICLE V
                               SECURITY AGREEMENT

      5.1. Security Interest. This Deed of Trust shall constitute and serve as a security agreement on personal property as to the Personalty within the meaning of the Virginia Uniform Commercial Code and shall constitute, until the grant of this Deed of Trust shall terminate, a security interest under the Virginia Uniform Commercial Code with respect to the Personalty. The Grantor does hereby grant a security interest and does assign unto the Beneficiary under the terms hereof, all of the Grantor's right, title and interest in, to and under the Personalty to secure the full and timely payment of the Promissory Note and the full and timely performance and discharge of the Promissory Note, this Deed of Trust and the other Loan Documents.

      5.2. Financing Statements. The Grantor shall execute and deliver to the Beneficiary, in form and substance satisfactory to the Beneficiary, such financing statements and such further assurances as the Beneficiary may, from time to time, consider reasonably necessary to create, perfect and preserve the Beneficiary, security interest herein granted, and the Beneficiary may cause such statements and assurances to be recorded and filed at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. The addresses of the Grantor, as debtor, and the Beneficiary, as secured party, are as set forth herein.


                                   ARTICLE VI
                         ASSIGNMENT OF LEASES AND RENTS

      6.1. Assignment of Leases and Rents. In the event all or any portion of the Real Property currently or at any time hereafter is leased to any person or persons for any period or term, independent of the duration thereof, the Grantor hereby absolutely, irrevocably and unconditionally assigns to the Beneficiary any and all such leases (the "Leases"), including all extensions and renewals thereof, and all rents and other payments and benefits (the "Rent") due the Grantor as a result of the Leases as security for the repayment of the Loan. This assignment shall be effective immediately, and shall be subject only to the license as set forth in Section 6.2. herein.

      6.2. Collection of Rent. So long as there exists no Event of Default, the Grantor shall have a license to collect all Rent directly. All such Rent collected by the Grantor pursuant to this license shall be held by the Grantor in trust for the Beneficiary, and may be used by the Grantor only for such purposes as approved by the Beneficiary. Such license shall automatically terminate upon the occurrence of any Event of Default. In the event of the termination of the license, should the Beneficiary wish to collect the Rent assigned to the Beneficiary directly, the Beneficiary shall mail to the Grantor, and may mail to the Grantor's lessees at their addresses as reflected in the records of the Beneficiary, a written notice of such election. Such an election to collect the Rent directly may be made by the Beneficiary at any time and from time to time following the occurrence and during the continuance of an Event of Default, and may be made with one or more lessees or successor lessees of the Grantor following the occurrence of an Event of Default so long as any of the Obligations remain outstanding and unsatisfied.

      6.3. Termination of Assignment. All rights of the Beneficiary to an assignment of leases and rents shall cease immediately upon full satisfaction of the Grantor's obligations under the Loan Documents. The execution and recordation among the land records of a release of the Deed of Trust shall automatically, and without the execution or recordation among the land records of a specific and separate release or reassignment by the Beneficiary, be a release and reassignment to the Grantor of this assignment of leases and rents.

      6.4. Beneficiary Has All Rights of Grantor Under Leases. After an election to collect Rent has been made by the Beneficiary as provided in Section 6.2. hereof, the Beneficiary shall have all rights and privileges of the Grantor, either as provided in any written lease document between the Grantor and the Grantor's lessee or as provided by law, to collect Rent due and payable by a lessee as a result of the lessee's use of all or any portion of the Secured Property. The Beneficiary shall have no obligation to enforce the Beneficiary's rights and remedies for the collection of Rent in the name of or on behalf of the Grantor and may do so directly in the Beneficiary's own name. The Beneficiary shall, however, have no obligation or duty to enforce payment or collection of Rent and shall be chargeable only with such Rent as may actually be received.

      6.5. Beneficiary Has No Obligation to Perform Grantor's Obligations Under Lease. The Beneficiary shall have no obligation to the Grantor or to the Grantor's lessee to perform the Grantor's obligations under any Lease. The Grantor agrees to indemnify and hold the Beneficiary harmless (including payment of the Beneficiary's attorneys' fees) from any attempts by any lessee of the Grantor to force or compel the Beneficiary to meet the Grantor's obligations to a lessee of the Secured Property under any Lease. The Grantor further covenants and agrees to meet and fulfill all of the Grantor's obligations to any lessee of the Land under any Lease, even if the Beneficiary has exercised the Beneficiary's election to collect Rent directly.

      6.6. Consent of Grantor; Right to Approve Leases. The Grantor further agrees to supply the Beneficiary the standard form of Lease and rent roll and, on request, with copies of all written lease agreements and the names and mailing addresses of all lessees. The Beneficiary during the term of this Deed of Trust shall have the right to approve all Leases. Any lease of the Secured Property not in conformance with the form of lease and rent roll approved by the Beneficiary and not otherwise approved by the Beneficiary shall constitute an Event of Default hereunder without notice or grace period. All Leases shall be subordinate to the lien of the Deed of Trust and shall specifically so provide in the lease document.

      6.7. No Further Assignments; Recordation; Beneficiary Not Mortgagee in Possession. The Grantor may not make any further rent or lease assignments regarding the Secured Property while this Assignment is in full force and effect. Nothing contained herein shall be deemed to constitute the Beneficiary, or the Trustees, as mortgagee, or trustees, in possession.

      6.8. No Advance Collection of Rent. Except as otherwise approved in writing by the Beneficiary, the Grantor agrees not to collect any Rent from any lessee more than thirty (30) days in advance of its due date under any Lease; furthermore, the Beneficiary shall not be bound by any payment of rent in advance of more than thirty (30) days.

      6.9. No Modification of Leases. The Grantor shall not cancel, amend, or modify the provisions of any Lease, or grant any concessions under any Lease, without the Beneficiary's prior written consent; furthermore, the Beneficiary shall not be bound by any such modification or amendment to any Lease without the Beneficiary's prior written consent. The Grantor will take all steps which may be reasonably required to preserve and maintain any lessee's liability under the lessee's Lease and the enforceability thereof and will advise the Beneficiary of any defense or claim or alleged defense or claim of nonliability, whether in whole or in part, by any lessee coming to the Grantor's attention.

      6.10. Security Deposits. In the event the Grantor has collected any security deposits with respect to any Leases, the Grantor assigns to the Beneficiary such security deposits to the extent of the Grantor's rights therein.

      6.11. Assignment of Guaranties. The Grantor assigns to the Beneficiary any and all rights which the Grantor may have to collect Rents from any person who has guarantied the rental or other obligations under any Lease.

      6.12. Grantors and Guarantors May Rely on This Assignment. The Grantor irrevocably authorizes all lessees and guarantors to rely upon and comply with any notice or demand by the Beneficiary for payment to the Beneficiary of any Rents or for performance of any obligation under any Lease and the Grantor releases and discharges all lessees and guarantors from any and all liability to the Grantor for so complying. All lessees and guarantors shall have no duty to inquire as to whether any default by the Grantor under this Deed of Trust or any Loan Document has occurred or is existing.

      6.13 Assignment Applies to All Leases; Right to Specific Assignment. This assignment of leases and rents shall apply to each and every Lease of all or any portion of the Real Property now existing or hereafter executed by the Grantor, and any guaranties thereof. The Beneficiary may, however, if it so elects, require a specific assignment agreement to be executed by the Grantor with respect to any such Lease.


                                   ARTICLE VII
                      EASEMENT FOR ENVIRONMENTAL INSPECTION

      7.1. Grant of Easement. The Grantor hereby grants and conveys to the Trustees and the Beneficiary an easement for the term of this Deed of Trust (the "Easement") to enter on and upon the Real Property, upon reasonable advance notice to the Grantor, in order to conduct audits, inspections and tests, including subsurface exploration and testing, as the Trustees or the Beneficiary, in their reasonable discretion, deem necessary, convenient, or proper to determine whether the ownership, use, and operation of the Real Property comply with federal, state, and local environmental laws and regulations. The Trustees or the Beneficiary, or their designees, shall be permitted to inspect and copy any or all of the Grantor's records relating to environmental matters and to enter all buildings or facilities of the Grantor during reasonable business hours for such purpose. In confirmation of the Trustees' or the Beneficiary's right to inspect and copy all of the Grantor's records relating to environmental matters and to secure the Grantor's obligations to the Trustees or the Beneficiary in connection with the Loan and under this Easement, the Grantor hereby grants to the Trustees or the Beneficiary a continuing security interest in and to all of the Grantor's existing and future records with respect to environmental matters, whether or not located at the Real Property or elsewhere, whether or not in the possession of the Grantor or some third party (including any federal, state, or local agency or instrumentality), and whether or not written, photographic, or computerized, and the proceeds and products hereof. To the extent that any permission of the Grantor is required by any third party in order for such third party to disclose any information regarding the Real Property and environmental matters to the Trustees or the Beneficiary, the Grantor specifically grants such permission and directs such third party to disclose such information to the Trustees or the Beneficiary, or their designee. The Trustees or the Beneficiary, or their designated agent, may interview any or all of the Grantor's agents and employees regarding environmental matters, including any consultants or experts retained by the Grantor, all of whom are directed to discuss environmental issues fully and openly with the Trustees or the Beneficiary or their designated agent and to provide such information as may be requested. Subject to the provisions of Section 1.16.3 hereof, all of the costs and expenses incurred by the Trustees or the Beneficiary with respect to the audits, inspections, and tests, which the Trustees or the Beneficiary may conduct, including the fees of the engineers, laboratories, and contractors, shall be paid by the Grantor. The Trustees or the Beneficiary may, but shall not be required to, advance such costs and expenses on behalf of the Grantor. All sums so advanced shall bear interest at the then current rate of interest under the Promissory Note and shall be secured by this Deed of Trust.

      7.2 Duration and Defeasance. This Easement shall exist and continue until all sums owed by the Grantor to the Beneficiary in connection with the Loan have been repaid in full and this Deed of Trust has been released of record. Such a release of this Deed of Trust shall terminate this Easement.

      7.3. Enforcement. The Grantor acknowledges that no adequate remedy at law exists for a violation of this Easement and agrees that the Trustees or the Beneficiary shall have the right to enforce the Easement by equitable writ or decree, including temporary and preliminary injunctive relief. In the event the Trustees or the Beneficiary are required to enforce their rights regarding the Easement, the Grantor shall pay all of their costs and expenses resulting from such enforcement, including all attorneys' fees incurred by the Trustees or the Beneficiary.

      7.4. Assignability. This Easement shall be assignable and shall be considered assigned to whomever holds the indebtedness secured by this Deed of Trust.

      7.5. Revocability. This Easement is irrevocable and may not be revoked by the Grantor.

      7.6. Trustees and Beneficiary Not Mortgagee in Possession. The exercise of the rights granted under this Article shall not constitute the Trustees or the Beneficiary as a mortgagee in possession with respect to the Real Property.

      7.7. Construction and Intention. This Easement is intended to be and shall be construed as an interest in the Real Property and as an easement in gross. It is not intended to be a personal right of the Trustees or the Beneficiary or a mere license. This Easement shall be eliminated automatically upon and contemporaneously with the termination and release of this Deed of Trust.


                                  ARTICLE VIII
                                  MISCELLANEOUS

      8.1. Substitute or Successor Trustees. The irrevocable power to remove and substitute one or more of the Trustees named herein or substituted therefor is expressly given to the Beneficiary and may be exercised at any time, from time to time, without notice and without specifying any reason, by filing for record among the land records where this Deed of Trust is recorded a deed of appointment, and upon the filing of such deed of appointment all of the title and estate, powers, rights, and duties of the Trustee or the Trustees thus superseded shall terminate and shall be vested in the successor Trustee or the Trustees. The Grantor, the Beneficiary and the Trustees, their substitutes and successors, expressly waive notice of the exercise of this power, the giving of bond by any Trustee, and any requirement for application to any court for removal, substitution or appointment of a Trustee hereunder. In addition, the act of any one (1) Trustee, whether such Trustee is a sole acting Trustee or whether there is more than one (1) acting Trustee, shall be sufficient and effective for all purposes set forth herein and any person may rely upon any document or instrument executed and delivered by one (1) Trustee, to the same extent as though the document had been executed by all of the Trustees.

      8.2. Commercial Loan/Construction Loan. The Grantor warrants and represents that the loan made by the Beneficiary to the Grantor in accordance with the Promissory Note, this Deed of Trust and the other Loan Documents is made for the acquisition or conduct of a business or investment within the meaning ascribed to those terms under 6.1-330.75 of the Code of Virginia, as amended.

      8.3. Warranties of Title. The Grantor warrants: (i) generally title to the Secured Property; (ii) that it has good and marketable title to the Secured Property except as otherwise permitted hereby; and (iii) that it will during the term of this Deed of Trust so warrant and defend the same and the validity and priority of the lien and security interest of this Deed of Trust to the Trustees and the Beneficiary against the claims of any and all other persons claiming by or through the Grantor. The Grantor further warrants that the Grantor will execute such other and further assurances as may be required by the Trustees or the Beneficiary from time to time.

      8.4. Joint and Several Liability. If there exists more than one (1) person described by the term "Grantor," all liabilities and obligations of all such persons under this Deed of Trust shall be joint and several liabilities and obligations.

      8.5. Waivers. The Grantor and the Beneficiary may at any time or from time to time waive any or all rights accruing to each of them, respectively, under this Deed of Trust or any other Loan Document, but any waiver by the Grantor or the Beneficiary, respectively, at any time or from time to time shall not constitute, unless specifically so expressed by the Grantor or Beneficiary in writing, a future waiver of performance.

      8.6. No Third Party Beneficiary Rights. No person not a party to this Deed of Trust shall have any benefit hereunder nor have third party beneficiary rights as a result of this Deed of Trust or any other Loan Document, nor shall any person be entitled to rely on any actions or inactions of the Beneficiary or the Trustees, all of which are done for the sole benefit and protection of the Beneficiary.

      8.7. Continuing Obligation of the Grantor. The terms, conditions and covenants set forth herein and in the other Loan Documents shall survive closing and shall constitute the continuing joint and several obligations of the Grantor during the term of the Loan Documents.

      8.8. Binding Obligation. This Deed of Trust shall be binding upon the parties and their successors and assigns.

      8.9. Final Agreement. This Deed of Trust and the Loan Documents contain the final and entire agreement and understanding of the parties, and any terms and conditions not set forth in this Deed of Trust or the Loan Documents are not a part of this Deed of Trust and the understanding of the parties hereof.

      8.10. Amendment. This Deed of Trust may be amended or altered only by a writing signed by the party to be bound by the amendment, change or alteration.

      8.11. Photocopies Sufficient. A xerox, photographic, or other reproduction of this Deed of Trust shall be sufficient as a financing statement.

      8.12. Notices. Any notice required or permitted by or in connection with this Deed of Trust shall be in writing and made by hand delivery, by wire, by facsimile transmission, by overnight courier service for next day delivery, or by certified mail, return receipt requested, postage prepaid, addressed to the respective party at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by any party, and shall be considered given as of the date of hand delivery, wire or facsimile transmission (or on the next business day if the date of wire or facsimile transmission is not a business day), as of the date specified for delivery if by overnight courier service or as of two (2) days following the date of mailing, as the case may be. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall not invalidate the effectiveness of any notice, demand, request or other communication.

      If to the Beneficiary or to the Trustees:
            First Union National Bank
            301 South College Street, DC-5
            One First Union -- 5th Floor

            Charlotte, NC   28288-0760
            Attn: Barbara Carroll
            Fax No.: (704) 374-6319

      With a Copy to:
            KUTAK ROCK LLP
            Suite 800
            Bank of America Center
            1111 East Main Street
            Richmond, Virginia  23219-3500
            Attn: Fiona Tower, Esquire
            Fax No.: (804) 783-6192

      If to the Grantor:
            TREX Company, LLC
            160 Exeter Drive
            Winchester, Virginia  22603-8605
            Attn: President
            Fax No.: (540) 542-6889

      With Copies to:

            TREX Company, LLC
            160 Exeter Drive
            Winchester, Virginia  22603-8605
            Attn: William R. Gupp, Esquire, Vice President and General Counsel Fax No.: (540) 542-6889

      and

            Hogan & Hartson L.L.P.
            111 South Calvert Street
            Baltimore, MD  21201
            Attn: Kevin G. Gralley, Esquire
            Fax No.: (410) 539-6981


      8.13. Choice of Law. The laws of the Commonwealth of Virginia shall govern the rights and obligations of the parties to this Deed of Trust and the interpretation and construction and enforceability thereof and any and all issues relating to the transactions contemplated herein. The Grantor expressly acknowledges the execution and delivery of this Deed of Trust within the geographic boundaries of the Commonwealth of Virginia.

      8.14. Incorporation By Reference. The terms, conditions, and provisions of the Promissory Note and all other Loan Documents are incorporated by reference in this Deed of Trust to the same extent as if set forth in full in this Deed of Trust. Should any of the terms, conditions, and provisions of the Promissory Note or any other Loan Document conflict with the terms, conditions, or provisions of this Deed of Trust, the Trustees or the Beneficiary shall select which of the terms, covenants, and conditions shall govern and control.

      8.15. Terminology. The term "Grantor" shall include the personal representatives, successors, and assigns of the Grantor or the Grantors; the term "Trustee" or "Trustees" shall include the successors and assigns of the Trustee or the Trustees and any substitute or successor Trustee or Trustees; the term "Beneficiary" shall include the successors and assigns of the individual, individuals, partnership, limited liability company or corporation holding the beneficial interest in the Promissory Note secured by this Deed of Trust; the use of the singular shall include the plural, and the plural may refer only to the singular; and the use of any gender shall be applicable to all genders.

      8.16. Invalidity. If any provision or part of any provision contained in this Deed of Trust shall be found for any reason to be illegal, invalid or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions or the remaining part of any effective provisions of this Deed of Trust and this Deed of Trust shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

      8.17. WAIVER OF JURY TRIAL. THE GRANTOR WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE LOAN OR THIS DEED OF TRUST. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY THE GRANTOR AND THE GRANTOR ACKNOWLEDGES THAT NEITHER THE BENEFICIARY NOR ANY PERSON ACTING ON BEHALF OF THE BENEFICIARY HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. THE GRANTOR FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS DEED OF TRUST AND ALL OTHER LOAN DOCUMENTS AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE GRANTOR FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF THIS FACT SIGNS THIS DEED OF TRUST BELOW.


        [Balance of Page Left Intentionally Blank. Signatures to Follow]

            IN WITNESS WHEREOF, the Grantor has executed this Deed of Trust under seal on the date first written above with the specific intention that this Deed of Trust constitute an instrument under seal.


                                       GRANTOR:

                                       TREX COMPANY, LLC, a Delaware limited
                                       liability company

                                       By: /s/ Anthony J. Cavanna
                                           -----------------------------------

                                       Name: Anthony J. Cavanna

                                       Title:Executive Vice President, Chief
                                       Financial Officer, Treasurer


                                ACKNOWLEDGMENT


      STATE OF VIRGINIA, COUNTY OF FREDERICK, TO WIT:

      I HEREBY CERTIFY, that on this 9th day of November, 2001, before me, the subscriber, a Notary Public of the State aforesaid, personally appeared Anthony
J. Cavanna known to me, or satisfactorily proven to be, the person whose name is subscribed to the within instrument, and who acknowledged himself to be the Executive Vice President, Chief Financial Officer and Treasurer of Trex Company, LLC, a Delaware limited liability company, and he acknowledged that he executed the foregoing instrument for the purposes therein contained and he acknowledged the same to be the lawful act and deed of the aforesaid limited liability company.

      AS WITNESS my hand and Notarial Seal the day and year first above written.


                                    /s/ Rebecca A. Carter
                                    ------------------------------------
                                    NOTARY PUBLIC

                                    EXHIBIT A

                                LAND DESCRIPTION

That certain parcel of land containing 65.7901 acres and shown on that certain plat dated September 8, 2000 and entitled "Final Plat for Lot Consolidation of the land of TREX Company, LLC, City of Winchester and Back Creek District, Frederick County, VA", and recorded in the Land Records of Frederick County, Virginia in Deed Book 976 at page 405 and in the Land Records of the City of Winchester, Virginia as Instrument Number 000002334.

TOGETHER WITH that certain twenty (20) foot drainage easement granted TREX Company, LLC by Deed of Easement dated November 16, 2000 and recorded November 27, 2000 in the Land Records of Frederick County, Virginia as Instrument Number 000012444.

Frederick County Tax Map Numbers 63-A-87, 63-A-110, 63-A-110A and 63-1-110C City of Winchester Tax Map Number 371-01-1